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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       NEWCOURT RECEIVABLES CORPORATION II

                                    ARTICLE I


     The name of the Corporation is Newcourt Receivables Corporation II.


                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in the following activities:

     (a) to acquire from time to time any or all right, title and interest in, to and under receivables generated from time to time under leases, installment payment agreements, conditional sale agreements, secured and unsecured promissory notes, and other types of financing agreements relating to various types of equipment, licenses of computer software and related support maintenance and consulting services, together with all monies due thereunder, any related fees and charges, security interests in the machinery, equipment or other merchandise, if any, financed thereby, and related rights (collectively, "Receivables");

     (b) to purchase, acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies and any proceeds or further rights associated with any of the foregoing (collectively, "Other Assets") and to enter into any related agreements with any affiliates;

     (c) to transfer interests in the Receivables and the Other Assets to one or more persons and/or transfer Receivables and the Other Assets to one or more trusts (the "Trusts") pursuant to one or more indentures, pooling and servicing agreements, sale agreements or other agreements (the "Agreements") to be entered into by and among, among others, the Corporation, the trustee named therein (the "Trustee"), in the case of a Trust, certain other persons and any entity acting as servicer of the Receivables;
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     (d)  to hold and enjoy any and all of the rights and privileges of any certificates or notes issued by the Trusts to the Corporation under the related Agreements and to hold and enjoy all of the rights and privileges of any class of any series of certificates or notes, including any class of certificates which may be subordinate to any other class of certificates or notes and except to the extent otherwise provided in any certificate or notes, or Agreement, to sell, assign, pledge or otherwise transfer any such certificates or notes or any interest therein;

     (e) to perform its obligations under the Agreements pursuant to which any Certificates or Notes are issued or serviced;

     (f) to invest the proceeds derived from the sale or ownership of the Receivables as determined by the Corporation's Board of Directors;

     (g) to enter into hedging arrangements in connection with the purchase of any Receivables; and

     (h) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.


                                   ARTICLE IV

                            CORPORATION RESTRICTIONS

     (a) Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not: (i) take any action, if the effect of any such action would cause a reduction in the rating that any nationally recognized statistical rating agency has then given to any outstanding issue of any series or class of Certificates or Notes issued pursuant to any Agreement;
(ii) dissolve or liquidate, in whole or in part; (iii) merge or consolidate with any other corporation other than a corporation wholly owned, directly or indirectly, by Newcourt Credit Group Inc., which corporation is restricted in a manner similar to the restrictions set forth in Articles III, IV, X, XI XIV and XVI of this Certificate of Incorporation; or (iv) amend this Certificate of Incorporation to alter in any manner or delete Article III, this Article IV or
Article XIV.

     (b) The Corporation shall conduct its affairs in accordance with the following provisions: (i) it shall not engage in any business or activity other than as permitted by Article III hereof; (ii) it shall maintain separate corporate records and books of account from those of its parent institution;
(iii) at least two (2) directors of the Corporation (the "Independent Directors") shall not be, and for the twenty four months prior to such individual's election as director shall not have been, a director, officer or employee of any entity owning beneficially, directly or indirectly more than 5% of the outstanding shares of the Corporation's common stock or a director, officer or employee of such beneficial owner's subsidiaries or affiliates other than the Corporation and any other corporation the

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sole purpose and business of which is substantially the same as the business of the Corporation; (iv) any financial transaction between the Corporation and its parent institution shall be governed by policies and procedures established from time to time by a majority of the members of the board of directors, which shall include the affirmative vote of the Independent Directors; (v) its funds shall not be commingled with those of its parent institution; and (vi) its board of directors shall hold meetings, as appropriate, and maintain minutes of each such meeting.

     (c) The Corporation shall not, without the affirmative vote of all of the members of the board of directors of the Corporation (which shall include the affirmative vote of the Independent Directors), take any of the actions described in Article IV(a) above or institute any proceedings to adjudicate the Corporation a bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the Corporation, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation.


                                    ARTICLE V

                                  CAPITAL STOCK

     The total number of shares of capital stock that the Corporation shall have authority to issue is ten thousand (10,000) shares designated as Common Stock and the par value of each such share of Common Stock is one cent ($0.01), amounting in the aggregate to one hundred dollars ($100).


                                   ARTICLE VI

                           DENIAL OF PREEMPTIVE RIGHTS

     No holder of any class of capital stock of the Corporation, whether nor or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.


                                   ARTICLE VII

                               DIRECTORS PROTECTED


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     A director shall be fully protected in relying in good faith upon the books of account or other records of the Corporation or statements prepared by any of its officers or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.


                                  ARTICLE VIII

                               CORPORATE EXISTENCE

     The Corporation is to have perpetual existence.


                                   ARTICLE IX

                       NO LIABILITY OF HOLDERS OF CAPITAL
                            STOCK FOR CORPORATE DEBTS

     The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.


                                    ARTICLE X

                          POWERS OF BOARD OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

     (a) To make, alter, amend or repeal the By-laws, except as otherwise expressly provided in any By-Law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-Law may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose.

     (b) Subject to the provisions of Article III, to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage or otherwise encumber, work, improve, develop, divide and otherwise handle, deal in, dispose of real estate, real and personal property and any interest or right therein.


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     (c)  To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserves in the manner in which it was created.

     (d) To designate, by resolution passed by a majority of the whole Board of Directors, one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall, subject to the limitations prescribed by law and any restrictions contained herein regarding the necessity of an affirmative vote of the Independent Director, have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require such seal. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by a majority of the whole Board of Directors.

     (e) To adopt such pension, retirement, deferred compensation or other employee benefit plans or provisions as may, from time to time, be approved by it, providing for pensions, retirement income, deferred compensation or other benefits for officers or employees of the Corporation and of any corporation which is a subsidiary of the Corporation, or any of them, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan or provision which is not at the time of adoption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan or provision under which he may benefit.

     (f) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and of the By-Laws of the Corporation.


                                   ARTICLE XI

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to his relationship or interest as to the contract or transaction are disclosed or


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are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and contract or transaction is specifically approved in good faith by vote of the stockholders, or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders, in each case, including the affirmative vote of the Independent Director. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE XII

                               DIRECTORS LIABILITY

          No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability or any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


                                  ARTICLE XIII

                  COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
                        AND ITS CREDITORS OR STOCKHOLDERS

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustee in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the


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said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said recognition shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



                                   ARTICLE XIV

                          RESERVATION OF RIGHT TO AMEND
                          CERTIFICATE OF INCORPORATION

     Without the prior written consent of each nationally recognized rating agency which has been requested by the Corporation to rate any issue of Certificates or Notes issued pursuant to any Agreement or any series or class of Certificates or Notes which is then rating such Certificates or notes, the Corporation shall not amend, alter, change or repeal Article III, Article IV,
Article X, Article XI, this Article XIV or Article XVI. Subject to the foregoing limitation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.


                                   ARTICLE XV

                              ELECTION OF DIRECTORS

     Elections of directors need not be by any written ballot unless the By-Laws of the Corporation shall so provide.


                                   ARTICLE XVI

                              CORPORATE PROCEDURES

     (a) The Corporation's assets will not be commingled with those of any direct or ultimate parent of the Corporation.

     (b) The Corporation will maintain separate corporate records and books of account from those of any direct or ultimate parent of the Corporation.


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     (c)  The Corporation will conduct its business from an office separate from any direct or ultimate parent of the Corporation.


                                  ARTICLE XVII

                              SECTION 203 ELECTION

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


                                  ARTICLE XVIII

                                  INCORPORATOR

     The name and mailing address of the Incorporator are as follows:

          Name                     Mailing Address
          ----                     ---------------

          Scott E. Herbst          2700 Bank One Tower
                                   111 Monument Circle
                                   Indianapolis, IN 46204


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